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                                                             EXHIBIT (h)(5)(i)

                              SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                               ING MAYFLOWER TRUST

                                       AND

                             ING FUNDS SERVICES, LLC

FUNDS                                     ANNUAL ADMINISTRATIVE FEE
                                          -------------------------
                                (as a percentage of average daily net assets)
ING International Value Fund                      0.10%